UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2014

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Amended and Restated Agreement and Plan of Merger, dated November 17, 2014, among Auxilium Pharmaceuticals, Inc. (the “Company”), Endo International plc, Endo U.S. Inc., and Avalon Merger Sub Inc., as the same may be amended or restated from time to time (the “Merger Agreement”), on December 16, 2014, each member of the Board of Directors (the “Board”) of the Company tendered their resignation from the Board, in each case contingent and effective upon the closing of the transactions contemplated by the Merger Agreement. The resignations by the existing members of the Board are in order to facilitate the closing of the transactions contemplated by the Merger Agreement and did not result from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 19, 2014	By:	/s/ Adrian Adams
Adrian Adams
Chief Executive Officer and President